BYLAWS
OF
SANDY SPRING BANCORP, INC.

ARTICLE I
Principal Office

The principal office of Sandy Spring Bancorp, Inc. (herein the “Corporation”) shall be at 17801 Georgia Avenue, Olney, Maryland, 20832.

ARTICLE II
Meetings of Shareholders

SECTION 1.    Place of Meetings. All meetings of shareholders shall be held at such place within or without the State of Maryland or by means of remote communication as the Board of Directors may determine and as designated in the notice of such meeting.

SECTION 2.    Annual Meeting. A meeting of the shareholders of the Corporation for the election of directors and for the transaction of any other business of the Corporation shall be held annually at such date and time as the Board of Directors may determine.

SECTION 3. Special Meetings. Special meetings of the shareholders for any purpose or purposes may be called at any time only (i) by the Chief Executive Officer, the Chair of the Board of Directors, or the Board of Directors in accordance with the provisions of the Corporation’s Articles of Incorporation, or (ii) by the Secretary of the Corporation upon the written request of the holders of not less than twenty-five percent (25%) of all votes entitled to be cast at the meeting. Such written request shall state the purpose or purposes of the meeting and the matters proposed to be acted on at the meeting and shall be delivered at the principal office of the Corporation addressed to the Chair of the Board of Directors, the Chief Executive Officer or the Secretary. The Secretary shall inform the shareholders who make the request of the reasonably estimated costs of preparing and mailing a notice of the meeting and, upon payment of these costs to the Corporation, the Secretary shall then notify each shareholder entitled to notice of the meeting.

SECTION 4.    Conduct of Meetings. Annual and special meetings shall be conducted in accordance with the rules and procedures established by the Board of Directors. The Board of Directors shall designate, when present, either the Chair of the Board of Directors or the Chief Executive Officer to preside at such meetings.

SECTION 5.    Notice of Meeting. Not less than ten (10) nor more than ninety (90) days before each shareholders’ meeting, the Secretary of the Corporation shall give, or cause to be given, notice in writing or by electronic transmission of the meeting to each shareholder entitled to vote at the meeting and each other shareholder entitled to notice of the meeting. The notice shall state (i) the time of the meeting, the place of the meeting, if any, and the means of remote communication, if any, by which shareholders and proxy holders may be deemed to be present in person and may vote at the meeting; and (ii) the purpose of the meeting, if the meeting is a special meeting or notice of the purpose is required by any other provision of the Maryland General Corporation Law.

Any notice given to a shareholder is effective if given by a single notice in writing or by electronic transmission to all shareholders who share an address unless the Corporation has received a request from a shareholder in writing or by electronic transmission that a single notice not be given. If a shareholder be present at a meeting, or in writing waives notice thereof before or after the meeting and such waiver is filed with the records of the meeting of shareholders, notice of the meeting to such shareholder shall be unnecessary.

A meeting of shareholders convened on the date for which it was called may be adjourned from time to time without further notice to a date not more than one hundred twenty (120) days after the original record date. It shall not be necessary to give any notice of the time and place of any meeting adjourned to a date not more than one hundred twenty (120) days after the original record date or of the business to be transacted at such adjourned meeting, other than an announcement at the meeting at which such adjournment is taken.

SECTION 6.    Fixing of Record Date. For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders, or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors shall fix in advance a date as the record date for any such determination of shareholders. Such date in any case shall be not more than ninety (90) days and, in case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

SECTION 7.    Quorum. Unless otherwise provided in the Corporation’s Articles of Incorporation, a majority of all votes entitled to be cast at the meeting, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of all votes entitled to be cast at the meeting are represented at the meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

SECTION 8.    Proxies. Each shareholder entitled to vote at a meeting of shareholders may authorize another person to act for such shareholder by proxy. A shareholder may authorize another person to act as proxy by transmitting, or authorizing the transmission of, an authorization for the person to act as proxy to the person who will be authorized to act as proxy or to any other person authorized to receive the proxy authorization on behalf of the person authorized to act as the proxy, including a proxy solicitation firm or proxy support service organization. A copy, facsimile transmission, or other reliable reproduction of the writing or transmission authorized by this section may be substituted for the original writing or transmission for any purpose for which the original writing or transmission could be used. Proxies solicited on behalf of the management shall be voted as directed by the shareholder or, in the absence of such direction, as determined by a majority of the Board of Directors. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.

SECTION 9.    Voting. Unless the Corporation’s Articles of Incorporation provides for a greater or lesser number of votes per share or limits or denies voting rights, each outstanding share of stock, regardless of class, is entitled to one vote on each matter submitted to a vote at a meeting of shareholders. A plurality of all the votes cast at a meeting at which a quorum is present is sufficient to elect a director. Unless otherwise provided by the Corporation’s Articles of Incorporation, these Bylaws, or the Maryland General Corporation Law, a majority of all votes cast at a meeting at which a quorum is present shall be sufficient to approve any matter that properly comes before the meeting.

SECTION 10.    Informal Action by Shareholders. Any action required or permitted to be taken at a meeting of shareholders may be taken without a meeting if a unanimous written consent which sets forth the action is provided in writing or by electronic transmission by each shareholder entitled to vote on the matter and filed in paper or electronic form with the records of shareholders’ meetings.

SECTION 11.    Voting of Shares by Certain Holders. Shares registered in the name of a corporation, if entitled to be voted, may be voted by the president, a vice president or a proxy appointed by either of them, unless another person appointed to vote the shares under a bylaw or resolution of the board of directors presents a certified copy of the bylaw or resolution, in which case he or she may vote the shares. A fiduciary may vote, either in person or by proxy, shares registered in his or her name as fiduciary and shares registered in the name of another person on proof of the fact that legal title to the shares has devolved on him or her in a fiduciary capacity and that he or she is qualified to act in that capacity.

A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee and thereafter the pledgee shall be entitled to vote the shares so transferred.

Treasury shares of its own stock held by the Corporation shall not be voted at any meeting or counted in determining the total number of outstanding shares at any given time for purposes of any meeting.

SECTION 12.    Inspectors of Election. In advance of any meeting of shareholders, the Board of Directors may appoint any persons, other than nominees for office, as inspectors of election to act at such meeting or any adjournment thereof. The number of inspectors shall be either one or three. If the Board of Directors so appoints either one or three inspectors, that appointment shall not be altered at the meeting. If inspectors of election are not so appointed, the Chair of the Board of Directors or the Chief Executive Officer may make such appointment at the meeting. In case any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment by the Board of Directors in advance of the meeting or at the meeting by the Chair of the Board of Directors or the Chief Executive Officer.

Unless otherwise prescribed by applicable law, the duties of such inspectors shall include: determining the number of shares of stock and the voting power of each share, the shares of stock represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies; receiving votes, ballots or consents; hearing and determining all challenges and questions in any way arising in connection with the right to vote; counting and tabulating all votes or consents; determining the result; and such acts as may be proper to conduct the election or vote with fairness to all shareholders.

SECTION 13.    Shareholder Nominations and Proposals. At any annual meeting of the shareholders, only such nominations of persons for election to the Board of Directors and such other business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, nominations of persons for election to the Board of Directors of the Corporation and proposals for new business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors or any committee thereof, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors or any committee thereof, or (c) otherwise properly brought before the meeting by any shareholder of the Corporation who is entitled to vote with respect thereto and who complies with the notice procedures set forth in this section. For nominations or other business to be properly brought before an annual meeting by a shareholder, (i) the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation and (ii) such other business must otherwise be a proper matter for shareholder action.

To be timely, a shareholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation not later than the close of business on the ninetieth (90th) day nor earlier than the one hundred twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above.

Such shareholder’s notice shall set forth (i) as to each person whom such shareholder proposes to nominate for election or re-election as a director, (A) the full name, age and date of birth of each nominee proposed in the notice, (B) the business and residence addresses and telephone numbers of each such nominee, (C) the educational background and business experience of each such nominee, including a list of positions held for at least the preceding five years, and (D) such other information concerning each such nominee that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required to be disclosed, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (ii) as to any other business that the shareholder proposes to bring before the meeting; (A) a brief description of the business and the reasons for conducting such business at the meeting, (B) the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the Bylaws of the Corporation, the language of the proposed amendment) and (C) any material interest of the shareholder in such business, and (iii) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (A) the name and address of such shareholder, as they appear on the Corporation’s books, and of such beneficial owner, (B)

the class and number of shares of capital stock of the Corporation which are owned beneficially and of record by such shareholder and such beneficial owner, (C) a description of any agreement, arrangement or understanding with respect to the nomination or proposal between or among such shareholder and such beneficial owner, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing, (D) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the shareholder’s notice by, or on behalf of, such shareholder and such beneficial owners, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such shareholder or such beneficial owner, with respect to shares of stock of the Corporation, and (E) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such nomination or business.

Except as otherwise provided by law, the Corporation’s Articles of Incorporation or these Bylaws, the chair of the meeting shall have the power and duty (a) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this section and (b) if any proposed nomination or business was not made or proposed in compliance with this section, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted. Notwithstanding the foregoing provisions of this section, unless otherwise required by law, if the shareholder (or a qualified representative of the shareholder) does not appear at the annual meeting of shareholders of the Corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this section, to be considered a qualified representative of the shareholder, a person must be a duly authorized officer, manager or partner of such shareholder or must be authorized by a writing executed by such shareholder or an electronic transmission delivered by such shareholder to act for such shareholder as proxy at the meeting of shareholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of shareholders.

ARTICLE III
Board of Directors

SECTION 1.    General Powers. The business and affairs of the Corporation shall be under the direction of its Board of Directors. In addition to other powers specifically set out in these Bylaws or that apply under the Maryland General Corporation Law, the Board of Directors and any committees thereof shall have the power to manage and administer the affairs of the Corporation and to do and perform all lawful acts with respect to the affairs of the Corporation except those that may be specifically reserved to the shareholders under the Maryland General Corporation Law.

SECTION 2.    Chair of the Board. The Board of Directors shall annually elect one of its members to be its chair (the “Chair of the Board of Directors”) and shall fill any vacancy in the position of Chair of the Board of Directors at such time and in such manner as the Board of Directors shall determine. Except as otherwise provided in these Bylaws, the Chair of the Board of Directors shall preside at all meetings of the Board of Directors and of shareholders. The Chair of the Board of Directors shall perform such other duties and services as shall be assigned to or required of the Chair of the Board of Directors by the Board of Directors.

SECTION 3.    Qualification of Directors. Each director must be the holder of unencumbered or unhypothecated shares of common stock of the Corporation having an aggregate par value of $1,000 or a fair market value of $1,000.

SECTION 4.    Age Limitation. No person shall be eligible for election or appointment to the Board of Directors if such person is under twenty-one (21) or over seventy-two (72) years of age at the time of his or her election or appointment. No director shall serve beyond the annual meeting of shareholders immediately following his or her seventy-second (72nd) birthday. This limitation shall not apply to a person serving as an advisory director or a director emeritus. Notwithstanding the foregoing, a director may, at the request of the Nominating Committee and if ratified by the Board of Directors, continue to serve as a director after the annual meeting of shareholders immediately following his or her seventy-second (72nd) birthday if (i) he or she was appointed to the Board of Directors in connection with a corporate acquisition, consolidation, or merger and (ii) the Nominating Committee and Board determine that his or her continued service would be of substantial benefit to the Corporation in recognizing the benefit of such acquisition, consolidation or merger. The continuation of such person’s service as a director shall be for such period as the Nominating Committee, subject to the approval of the Board of Directors, shall determine.

SECTION 5.    Number, Term and Election. The maximum number of directors is fixed by the Corporation’s Articles of Incorporation and may be altered only by amendment thereto. The minimum number of directors shall be the minimum required under the Maryland General Corporation Law. The Board of Directors may, by a vote of a majority of the directors then in office, between annual meetings of shareholders, increase or decrease the number of directors within such limits, provided that no decrease in the number of directors shall have the effect of shortening the term of any incumbent director. The Board of Directors shall be classified in accordance with the provisions of the Corporation’s Articles of Incorporation.

SECTION 6.    Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such times and at such places as may be determined from time to time by the Board of Directors.

SECTION 7.    Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chair of the Board of Directors, the Chief Executive Officer or any two directors of the Corporation. The Chair of the Board of Directors or the Chief Executive Officer may fix any place and time for holding any special meeting of the Board of Directors.

SECTION 8.    Notice of Special Meetings. Notice of any special meeting shall be given to each director on at least twenty-four (24) hours’ notice to each director given by one of the means specified in SECTION 10 of this Article, other than by mail. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be specified in the notice of such meeting.

SECTION 9.    Adjourned Meetings. A majority of the directors present at any meeting of the Board of Directors, including an adjourned meeting, whether or not a quorum is present, may adjourn and reconvene such meeting to another time and place. At least twenty-four (24) hours’ notice of any adjourned meeting of the Board of Directors shall be given to each director whether or not present at the time of the adjournment, by one of the means specified in SECTION 10 of this Article other than by mail. Any business may be transacted at an adjourned meeting that might have been transacted at the meeting as originally called.

SECTION 10.    Notices. Subject to SECTION 8, SECTION 9, and SECTION 11 of this Article, whenever notice is required to be given to any director by applicable law, the Articles of Incorporation, or these bylaws, such notice shall be deemed given effectively if given in person or by telephone, mail addressed to such director at such director’s address as it appears on the records of the Corporation, facsimile, e-mail, or by other means of electronic transmission.

SECTION 11.    Waiver of Notice. Whenever the Corporation’s Articles of Incorporation, these Bylaws, or the Maryland General Corporation Law require notice of the time, place, or purpose of a meeting of the Board of Directors or a committee thereof, a director waives notice if he or she, before or after the meeting, delivers a written waiver or a waiver by electronic transmission that is filed with the records of the meeting or is present at the meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

SECTION 12.    Participation by Telephone. Members of the Board of Directors may participate in meetings by means of conference telephone or other communications equipment if all persons participating in the meeting can hear each other. Such participation shall constitute presence in person.

SECTION 13.    Quorum. A majority of the directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors. If less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time.

SECTION 14.    Voting. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the vote of a greater number is required by the Corporation’s Articles of Incorporation, these Bylaws, or the Maryland General Corporation Law.

SECTION 15.    Action by Written Consent. Any action required or permitted to be taken at a meeting by the Board of Directors, or any committee thereof, may be taken without a meeting if a unanimous consent that sets forth the action is given in writing or by electronic transmission by each member of the Board of Directors or committee entitled to vote on the matter and filed in paper or electronic form with the minutes of proceedings of the Board of Directors or committee.

SECTION 16.    Resignation. Any director may resign at any time by notice given in writing or by electronic transmission to the Corporation addressed to the Chair of the Board of Directors, the Chief Executive Officer, or the Secretary. Such resignation shall take effect at the date of receipt of such notice by the Corporation or at such later effective date or upon the happening of an event or events as is therein specified.

SECTION 17.    Vacancies. Any vacancy occurring in the Board of Directors shall be filled in accordance with the provisions of the Corporation’s Articles of Incorporation. The term of such director shall be in accordance with the provisions of the Corporation’s Articles of Incorporation.

SECTION 18.    Removal of Directors. Any director or the entire Board of Directors may be removed only in accordance with the provisions of the Corporation’s Articles of Incorporation.

SECTION 19.    Compensation. Directors shall receive such reasonable fees for their services on the Board of Directors and any committee thereof and such reimbursement of their actual and reasonable expenses as may be fixed or determined by the Board of Directors. Nothing herein shall be construed to preclude any director from serving the Corporation in any other capacity and receiving remuneration therefor.

SECTION 20.    Presumption of Assent. A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless he or she announces his or her dissent at the meeting and his or her dissent is entered in the minutes of the meeting, files his or her written dissent to such action with the secretary of the meeting before the meeting is adjourned, or forwards his or her dissent within twenty-four (24) hours after the meeting is adjourned by certified mail, return receipt requested, bearing a postmark from the United States Postal Service, to the secretary of the meeting or the Secretary of the Corporation. The right to dissent shall not apply to a director who voted in favor of the action or failed to make his or her dissent known at the meeting.

SECTION 21.    Directors Emeritus. The Board of Directors may, in its discretion, confer upon a director who retires or resigns the designation of “Director Emeritus.” Such designation shall be honorary only and the person so designated shall not have any of the rights or duties of a director. If invited by the Board of Directors, a Director Emeritus may attend a meeting of the Board of Directors.

ARTICLE IV
Committees of the Board of Directors

The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more committees, as they may determine to be necessary or appropriate for the conduct of the business of the Corporation, and may prescribe the duties, constitution and procedures thereof. The Board of Directors may delegate to an executive committee the power to exercise all the authority of the Board of Directors in the management of the affairs and property of the Corporation, except such authority as may be specifically reserved to the full Board of Directors by the Maryland General Corporation Law. Each committee shall consist of one or more directors of the Corporation. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not a quorum exists, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of the disqualified or absent member.

The Board of Directors shall have power, by the affirmative vote of a majority of the authorized number of directors, at any time to change the members of, to fill vacancies in, and to discharge any committee of the Board of Directors. Any member of any committee of the Board of Directors may be removed at any time, either with or without cause, by the affirmative vote of a majority of the authorized number of directors at any meeting of the Board of Directors.

ARTICLE V
Officers

SECTION 1.    Positions. The officers of the Corporation shall be chosen by the Board of Directors and shall include a chief executive officer (the “Chief Executive Officer”), a president (the “President”), a chief financial officer (the “Chief Financial Officer”), a treasurer (the “Treasurer”), and a secretary (the “Secretary”). The Board of Directors, in its discretion, may also elect one or more vice presidents, assistant treasurers, assistant secretaries, and other officers as the Board of Directors shall from time to time deem necessary for the conduct of the business of the Corporation. Any two or more offices may be held by the same person. The Board of Directors may designate one or more Vice Presidents as Executive Vice President or Senior Vice President.

SECTION 2.    Election and Term of Office. The officers of the Corporation shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of officers is not held at such meeting, such election shall be held as soon thereafter as possible. Each officer shall hold office until his successor shall have been duly elected and qualified or until such officer’s earlier death, resignation, or removal. Election or appointment of an officer shall not of itself create contract rights. The Board of Directors may authorize the Corporation to enter into an employment contract with any officer in accordance with state law, but no such contract shall impair the right of the Board of Directors to remove any officer at any time in accordance with SECTION 11 of this Article V.

SECTION 3.    Chief Executive Officer. The Chief Executive Officer shall be the principal executive officer of the Corporation and shall have, subject to the control of the Board of Directors, general supervision and direction of the business and affairs of the Corporation and of its several officers. In the absence of the Chair of the Board of Directors, the Chief Executive Officer shall preside at all meetings of the shareholders and at all meetings of the Board of Directors. He or she shall have the power to execute any document or perform any act on behalf of the Corporation, including without limitation the power to sign checks, orders, contracts, leases, notes, drafts and other documents and instruments in connection with the business of the Corporation and, together with the Secretary or an Assistant Corporate Secretary, execute conveyances of real estate and other documents and instruments to which the seal of the Corporation may be affixed. The Chief Executive Officer shall perform such other duties as from time to time may be prescribed by the Board of Directors.

SECTION 4.    President. The President shall, subject to the direction and control of the Board of Directors and the Chief Executive Officer, participate in the supervision of the business and affairs of the Corporation. In general, the President shall perform all duties incident to the office of President, and such other duties as from time to time may be prescribed by the Board of Directors or the Chief Executive Officer. In the absence of the Chair of the Board of Directors and the Chief Executive Officer, the President shall preside at meetings of shareholders and of the Board of Directors. The President shall have the same power to perform any act on behalf of the Corporation and to sign for the Corporation as is prescribed in these Bylaws for the Chief Executive Officer.

SECTION 5.    Chief Financial Officer. The Chief Financial Officer shall be the principal financial officer of the Corporation and shall have such powers and perform such duties as the Board of Directors, the Chief Executive Officer or the President may from time to time prescribe, which may include, without limitation, responsibility for strategic planning, corporate finance, financial reporting, control, tax and auditing and shall perform such other duties as may be prescribed by these Bylaws.

SECTION 6.    Treasurer. The Treasurer shall have charge and custody of and be responsible for all funds and securities of the Corporation. The Treasurer shall cause the funds of the Corporation to be deposited in such banks as may be authorized by the Board of Directors or in such banks as may be designated as depositaries in the manner provided by resolution of the Board of Directors and will perform any other duties assigned to that office by the Board of Directors, Chief Executive Officer or President.

SECTION 7.    Secretary. The Secretary shall: (a) prepare and keep minutes of meetings of the shareholders, the Board of Directors and committees of the Board of Directors in one or more books kept for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the seal of the Corporation and have authority to affix such seal or a facsimile thereof to any documents the execution of which on behalf of the Corporation is duly authorized and may attest such seal when so affixed; and (d) in general, perform all duties incident to the office of Secretary and such other duties as from time to time may be prescribed by the Board of Directors, the Chief Executive Officer or the President.

SECTION 8.    Assistant Corporate Secretary. At the request of the Secretary, or in case of his or her absence or inability to act, the Assistant Corporate Secretary, or if there be more than one, any of the Assistant Corporate Secretaries, shall perform the duties of the Secretary and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Secretary. Each Assistant Corporate Secretary shall perform such other duties as from time to time may be prescribed by the Chief Executive Officer, the President or the Secretary.

SECTION 9.    Powers of Other Officers. The other officers shall have such authority and perform such duties as the Board of Directors may from time to time authorize or determine. In the absence of action by the Board of Directors, the officers shall have such powers and duties as are generally incident to their respective offices.

SECTION 10.    Resignation. Any officer of the Corporation may resign at any time by giving notice of his or her resignation in writing, or by electronic transmission, to the Chief Executive Officer, President or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

SECTION 11.    Removal. The Board of Directors may remove any officer of the Corporation, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

ARTICLE VI
Certificates for Shares and Their Transfer

SECTION 1.    Certificates for Shares. The shares of the Corporation shall be represented by certificates; provided that the Board of Directors may provide by resolution or resolutions that some or all of any class or series shall be uncertificated shares that may be evidenced by a book-entry system maintained by the registrar of such stock. If shares are represented by certificates, such certificates shall be in the form approved by the Board of Directors. Each stock certificate shall be signed by the Chief Executive Officer, President, a vice president, or the Chief Financial Officer, and countersigned by the Secretary, an Assistant Secretary, the Treasurer, an Assistant Treasurer, or any other officer. Each certificate may be sealed with the actual corporate seal or a facsimile of it or in any other form; and the signatures may be either manual or facsimile signatures. If any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before the certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of its issue.

SECTION 2.    Form of Certificates. All certificates representing shares issued by the Corporation shall set forth upon the face or back that the Corporation will furnish to any shareholder upon request and without charge a full statement of the designations, preferences, limitations, and relative rights of the shares of each class authorized to be issued, the variations in the relative rights and preferences between the shares of each such series so far as the same have been fixed and determined, and the authority of the Board of Directors to fix and determine the relative rights and preferences of subsequent series.

Each certificate representing shares shall state upon the face thereof: the name of the Corporation; the name of the shareholder or other person to whom it is issued; and the class of stock and number of shares it represents. Other matters in regard to the form of the certificates shall be determined by the Board of Directors.

SECTION 3.    Payment for Shares. No certificate shall be issued for any shares until such share is fully paid. The consideration for the issuance of shares shall be paid in accordance with the provisions of the Corporation’s Articles of Incorporation.

SECTION 4.    Transfer of Shares. Stock of the Corporation shall be transferable in the manner prescribed by law and in these Bylaws. Transfer of shares of capital stock of the Corporation shall be made on the books administered by or on behalf of the Corporation. Authority for such transfer shall be given only by the holder of record thereof or by such person’s legal representative, who shall furnish proper evidence of such authority, or by such person’s attorney thereunto authorized by power of attorney duly executed and filed with the Corporation. In the case of certificated shares, such transfer shall be made only on surrender for cancellation of the certificate for such shares. The person in whose name shares of capital stock stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

SECTION 5.    Transfer Agents and Registrars. The Board of Directors may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars.

SECTION 6.    Stock Ledger. The stock ledger of the Corporation shall be the only evidence as to who are the shareholders entitled to examine the stock ledger or the books of the Corporation or to vote in person or by proxy at any meeting of shareholders.

SECTION 7.    Lost, Stolen or Destroyed Certificates. The Board of Directors or the Secretary may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. When authorizing such issue of a new certificate, the Board of Directors or the Secretary may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate, or his legal representative, to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen, or destroyed.

SECTION 8.    Beneficial Owners. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not the Corporation shall have express or other notice thereof, except as otherwise provided by law.

ARTICLE VII
Fiscal Year; Annual Audit

The fiscal year of the Corporation shall end on the 31st day of December of each year. The Corporation shall be subject to an annual audit as of the end of its fiscal year by independent public accountants appointed by and responsible to the Board of Directors.

ARTICLE VIII
Dividends

Subject to the provisions of the Corporation’s Articles of Incorporation and applicable law, the Board of Directors may, at any regular or special meeting, declare dividends on the Corporation’s outstanding capital stock. Dividends may be paid in cash, in property or in the Corporation’s own stock.

ARTICLE IX
Corporate Seal

The corporate seal of the Corporation shall be in such form as the Board of Directors shall prescribe.

ARTICLE X
Amendments
In accordance with the Corporation’s Articles of Incorporation, the Board of Directors of the Corporation may repeal, alter, amend or rescind these Bylaws by a majority vote of the Board of Directors at a legal meeting held in accordance with the provisions of these Bylaws. In addition, these Bylaws may be repealed, altered, amended or rescinded by the shareholders of the Corporation by vote of not less than eighty percent (80%) of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of the shareholders called for that purpose (provided that notice of such proposed repeal, alteration, amendment or rescission is included in the notice of such meeting).

ARTICLE XI
Exclusive Forum for Certain Disputes

Unless the Corporation consents in writing to the selection of an alternative forum, a state court located within the State of Maryland (or, if no state court located within the State of Maryland has jurisdiction, the United States District Court for the District of Maryland) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s shareholders, (iii) any action asserting a claim arising pursuant to any provision of the Maryland General Corporation Law, and (iv) any action asserting a claim governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the corporation shall be deemed to have notice of and consented to the provisions of this Article.

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